UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 21, 2009
Date of Report (date of earliest event reported)

MICROFLUIDICS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 0-11625

DELAWARE	04-2793022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Ossippe Road, Newton, MA	02464
(Address of Principal Executive Offices)	(Zip Code)

(617) 969-5452
(Registrant's Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 21, 2009, the Board of Directors of Microfluidics International Corporation (the “Board”) adopted a new Code of Business Conduct and Ethics (“Code of Business Conduct”).  The Board of Directors periodically reviews the Code of Business Conduct.  The Code of Business Conduct applies to all directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer and controller, and supports and promotes the following:

•	Honest and ethical conduct, including the handling of actual or apparent conflicts of interests, corporate opportunities, and gifts;
•	Full, fair, accurate and timely and understandable disclosure in reports and documents filed with or furnished to the Securities and Exchange Commission and in our other public communications;
•	Compliance with applicable laws, rules and regulations;
•	Prompt reporting of violations of the Code of Business Conduct; and
•	Accountability and adherence to the Code of Business Conduct.

The new Code of Business Conduct will be posted as soon as practicable in on Microfluidics’ website at www.microfluidicscorp.com. The full text of the Code of Business Conduct is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.                      The following exhibit is being filed herewith:

14.1	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROFLUIDICS INTERNATIONAL CORPORATION
(Registrant)

December 23, 2009
By: /s/ Peter Byczko
Peter Byczko
Vice President of Finance, and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION

Code of Business Conduct and Ethics. (Filed her